UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2022

NEWMARKET CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-32190	20-0812170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-5000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	NEU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors.

On February 24, 2022, NewMarket Corporation (the “Company”) issued a press release announcing that its Board of Directors has elected Ting Xu to the Board of Directors, effective as of February 24, 2022. Ms. Xu was also appointed to the Nominating and Corporate Governance Committee and the Compensation Committee. She fills the vacancy on the Company’s Board of Directors resulting from the death of Phyllis Cothran on November 5, 2021. Ms. Xu will serve as a Director of the Company until the Company’s 2022 annual meeting of shareholders, at which time she will stand for re-election. The press release issued on February 24, 2022, by the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01	Other Events.

On February 24, 2022, the Company issued a press release reporting that the Company’s Board of Directors had declared a dividend of $2.10 per share of the Company’s common stock, payable on April 1, 2022, to the Company’s shareholders of record as of March 15, 2022. A copy of this press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release regarding new Board member issued by the Company on February 24, 2022.

99.2	Press release regarding quarterly dividend issued by the Company on February 24, 2022.

Ex.104	Cover Page Interactive Data File (Embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2022

NEWMARKET CORPORATION

By:	/s/ Brian D. Paliotti
Brian D. Paliotti
Vice President and Chief Financial Officer